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                                                       EXHIBIT NO. EX-99.h.2.v


                      DIMENSIONAL INVESTMENT GROUP INC.

               ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                             ADDENDUM NUMBER FIVE


     THIS ADDENDUM is made as of the 27th day of July, 2000, by and between DIMENSIONAL INVESTMENT GROUP INC., formerly known as the "DFA U.S. Large Cap Portfolio, Inc.," a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation," a Delaware corporation ("PFPC").

                             W I T N E S S E T H:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

     WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services to the Fund pursuant to an Administration and Accounting Services Agreement dated July 12, 1991, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

     WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund; and

     WHEREAS, PFPC presently provides administration and accounting services to the RWB/DFA U.S. High Book to Market Portfolio, the RWB/DFA Two-Year Corporate Fixed Income Portfolio and the RWB/DFA Two-Year Government Portfolio, which portfolios shall be renamed AAM/DFA U.S. High Book to Market Portfolio, AAM/DFA Two-Year Corporate Fixed Income Portfolio and AAM/DFA Two-Year Government Portfolio, respectively, and which are listed on Schedule B, attached hereto;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound thereby, the parties hereby agree that:

     1. The Agreement is amended to provide that those portfolios set forth on "Schedule B, Portfolios of Dimensional Investment Group Inc., Amended and Restated as of July 27, 2000," which is attached hereto shall be "Portfolios" under the Agreement.

     2. The fee schedules of PFPC applicable to the Portfolios shall be as agreed to in writing, from time to time, by the Fund and PFPC.

     3. In all other respects, the Agreement shall remain unchanged and in full force and effect.


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     4.   This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Five to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.


                                      DIMENSIONAL INVESTMENT GROUP INC.

                                      By: /s/ Catherine L. Newell
                                          -----------------------
                                          Catherine L. Newell
                                          Vice President


                                      PFPC INC.

                                      By:  /s/ Joseph Gramlich
                                           -------------------
                                           Joseph Gramlich
                                           Senior Vice President


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                                                          AMENDED AND RESTATED
                                                           AS OF JULY 27, 2000

                                  SCHEDULE B

                                PORTFOLIOS OF
                      DIMENSIONAL INVESTMENT GROUP INC.

                       DFA 6-10 INSTITUTIONAL PORTFOLIO
                      U.S. LARGE CAP VALUE PORTFOLIO II
                         U.S. 6-10 VALUE PORTFOLIO II
                      DFA INTERNATIONAL VALUE PORTFOLIO
                     DFA INTERNATIONAL VALUE PORTFOLIO II
                    DFA INTERNATIONAL VALUE PORTFOLIO III
                      U.S. LARGE CAP VALUE PORTFOLIO III
                        EMERGING MARKETS PORTFOLIO II
                  AAM/DFA U.S. HIGH BOOK-TO-MARKET PORTFOLIO
              AAM/DFA TWO-YEAR CORPORATE FIXED INCOME PORTFOLIO
                    AAM/DFA TWO-YEAR GOVERNMENT PORTFOLIO
                     DFA INTERNATIONAL VALUE PORTFOLIO IV
                TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO II
               U.S. LARGE COMPANY INSTITUTIONAL INDEX PORTFOLIO
                  U.S. 6-10 SMALL COMPANY PORTFOLIO K (6/00)
                   U.S. LARGE CAP VALUE PORTFOLIO K (6/00)
                      U.S. 4-10 VALUE PORTFOLIO K (6/00)
                    U.S. LARGE COMPANY PORTFOLIO K (6/00)
                  DFA INTERNATIONAL VALUE PORTFOLIO K (6/00)
                     EMERGING MARKETS PORTFOLIO K (6/00)
                 DFA ONE-YEAR FIXED INCOME PORTFOLIO K (6/00)
             DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO K (6/00)


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